UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2009

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2009, Jarden Corporation (the “Company” or “Jarden”) entered into Amendment No. 10 to its Credit Agreement (as defined below) and Amendment No. 4 to its Pledge and Security Agreement (as defined below) (the “Credit Agreement Amendment”) amending certain provisions of (i) the Credit Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the lenders and letter of credit issuers party thereto from time to time, Lehman Commercial Paper, Inc. (“LCPI”), as administrative agent for the lenders and letter of credit issuers, Citicorp USA, Inc., as syndication agent for the lenders and letter of credit issuers and Bank of America, N.A., National City Bank of Indiana and SunTrust Bank, as co-documentation agents for the lenders and letter of credit issuers and (ii) the Pledge and Security Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Company and each of its subsidiaries from time to time party thereto and LCPI.

The Credit Agreement Amendment was entered into in order to, among other things: (i) appoint Deutsche Bank AG New York Branch to replace LCPI as the administrative agent, Swing Line Lender and Foreign Currency Fronting Lender; (ii) terminate LCPI’s revolving commitments under the Credit Agreement; and (iii) amend certain provisions in the Credit Agreement and the Pledge and Security Agreement.

In connection with the execution of the Credit Agreement Amendment, each existing guarantor under the Credit Agreement consented to the terms of the Credit Amendment and agreed that the terms of the Credit Amendment shall not affect in any way its obligations and liabilities under any loan document by executing that certain Consent, Agreement and Affirmation of Guaranty (the “Consent, Agreement and Affirmation of Guaranty”).

Copies of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein. The foregoing summary description of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K which discussion is incorporated herein by this reference.

Item 8.01	Other Events.

On February 2, 2009, the Company gave an irrevocable notice to the administrative agent under the Credit Agreement of its intent to permanently reduce the Aggregate Revolving Credit Commitments (as defined in the Credit Agreement) by twenty million dollars ($20,000,000) to an aggregate amount of $185,000,000, effective as of February 5, 2009, being three business days from the date of such notice to the administrative agent. The Company has also given notice to the administrative agent of its intent to repay $127,555,556 drawn on the Revolving Credit Facility of the Credit Agreement effective as of February 5, 2009, which is payment in full of all of the Company’s outstanding Revolving Loans (as defined in the Credit Agreement).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 10 to Credit Agreement and Amendment No. 4 to Pledge and Security Agreement, dated as of January 29, 2009, among Jarden Corporation, Lehman Commercial Paper, Inc., as administrative agent, Citicorp USA, Inc., as syndication agent, and each incremental lender identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2009

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit
10.1	Amendment No. 10 to Credit Agreement and Amendment No. 4 to Pledge and Security Agreement, dated as of January 29, 2009, among Jarden Corporation, Lehman Commercial Paper, Inc., as administrative agent, Citicorp USA, Inc., as syndication agent, and each incremental lender identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.